UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2004

SECURITY BANK CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-23261	58-2107916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

ITEM 7.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release of Security Bank Corporation dated February 19, 2004

ITEM 12.	Results of Operations and Financial Condition

On February 19, 2004, Security Bank Corporation issued a press release to announce that it has declared a first quarter dividend, paying $0.11 per share on March 31, 2004 to shareholders of record on March 15, 2004. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: February 19, 2004	By:	/s/ H. Averett Walker

H. Averett Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release distributed February 19, 2004